Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-195514 on Form S-3 of our reports dated March 2, 2015, relating to the financial statements of ETFS Silver Trust, and the effectiveness of ETFS Silver Trust’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of ETFS Silver Trust for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP

New York, New York

March 2, 2015